EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169798) pertaining to AtheroNova Inc.’s 2010 Stock Incentive Plan of our report dated March 30, 2011, with respect to the consolidated financial statements of AtheroNova Inc. and Subsidiary included in this Annual Report (Form 10-K) of AtheroNova Inc. and Subsidiary for the year ended December 31, 2010.

/s/ Weinberg & Company P.A.

Weinberg & Company P.A.

Los Angeles, California
March 30, 2010